UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2008

FIRSTCITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	033-19694	76-0243729
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6400 Imperial Drive

Waco, Texas 76712

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (254) 761-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to FirstCity Revolving Credit Agreement.

On May 9, 2008, FirstCity Financial Corporation (“FirstCity”) and Bank of Scotland, as agent for the lenders and as lender, entered into Amendment and Consent No. 21 dated May 8, 2008, which amended the Revolving Credit Agreement dated November 12, 2004 (the “Credit Agreement”) to delete Section 8.18(a)(ii) of the Credit Agreement which required FirstCity and all other members of the consolidated group to maintain, on a consolidated basis, a ratio of EBITDA to interest coverage of not less than 1.50 to 1.00 for the four fiscal quarters then ended at the end of each fiscal quarter.  The amendment also provided for FirstCity to pay an extension fee in the amount of $35,000. The foregoing description of Amendment and Consent No. 21 is qualified in its entirety by reference to the full text of Amendment and Consent No. 21 attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Amendment and Consent No. 21 also provided for the waiver of any events of default by FirstCity related to the failure to satisfy the terms of Section 8.18(a)(ii) of the Credit Agreement for the fiscal quarter ended March 31, 2008.

Amendment to FirstCity Subordinated Delayed Draw Credit Agreement.

On May 9, 2008, FirstCity Financial Corporation (“FirstCity”) and BoS(USA) Inc., as agent for the lenders and as lender, entered into Amendment and Consent No. 8 dated May 8, 2008, which amended the Subordinated Delayed Draw Credit Agreement dated September 5, 2007 (the “Subordinated Credit Agreement”) to delete Section 8.18(a)(ii) of the Subordinated Credit Agreement which required FirstCity and all other members of the consolidated group to maintain, on a consolidated basis, a ratio of EBITDA to interest coverage of not less than 1.50 to 1.00 for the four fiscal quarters then ended at the end of each fiscal quarter. The amendment also provided for FirstCity to pay an extension fee in the amount of $25,000. The foregoing description of Amendment and Consent No. 8 is qualified in its entirety by reference to the full text of Amendment and Consent No. 8 attached hereto as Exhibit 10.2 and is incorporated herein by this reference.

Amendment and Consent No. 8 also provided for the waiver of any events of default by FirstCity related to the failure to satisfy the terms of Section 8.18(a)(ii) of the Subordinated Credit Agreement for the fiscal quarter ended March 31, 2008.

Amendment to FH Partners LLC Revolving Credit Agreement.

On May 9, 2008, FH Partners LLC, an indirect wholly-owned subsidiary of FirstCity, and Bank of Scotland, as agent for the lenders and as lender, entered into Amendment and Consent No. 5 dated May 8, 2008, which amended the Revolving Credit Agreement dated August 26, 2005 (the “FH Partners Credit Agreement”) to delete Section 8A(a)(ii) of the FH Partners Credit Agreement which required FirstCity and all other members of the consolidated group to maintain, on a consolidated basis, a ratio of EBITDA to interest coverage of not less than 1.50 to 1.00 for the four fiscal quarters then ended at the end of each fiscal quarter. The foregoing description of Amendment and Consent No. 5 is qualified in its entirety by reference to the full text of Amendment and Consent No. 5 attached hereto as Exhibit 10.3 and is incorporated herein by this reference.

Amendment and Consent No. 5 also provided for the waiver of any events of default by FH Partners LLC related to the failure to satisfy the terms of Section 8A(a)(ii) of the FH Partners Credit Agreement for the fiscal quarter ended March 31, 2008.

Nature of Material Relationship with Bank of Scotland.

FirstCity has had a significant relationship with Bank of Scotland and The Governor and The Company of the Bank of Scotland (“BoS-UK”) and their subsidiaries since September 1997. FirstCity and its wholly-owned subsidiaries have entered into loan agreements with Bank of Scotland, BoS(USA) Inc. and BoS-UK from time to time since 1997.

Since December 2002, Bank of Scotland has provided to FirstCity and its subsidiaries a loan facility under a revolving credit loan facility consisting of (i) a revolving acquisition loan facility providing for a maximum principal balance of loans outstanding at any time of $45,000,000, and (ii) a revolving loan facility in the maximum principal amount of $5,000,000 for corporate purposes. This facility is secured by all of the assets of FirstCity and certain of its wholly-owned subsidiaries and is guaranteed by certain of the wholly-owned subsidiaries. The outstanding balances under this facility were converted to loans under the revolving credit agreement between FirstCity and the Bank of Scotland dated November 12, 2004, which amended and restated the revolving loan facility and increased the loan facility to a maximum loan amount of $96,000,000. This revolving facility was most recently amended on August 22, 2007, to increase the maximum available commitment under the revolving credit facility from $175,000,000 to $225,000,000.

On August 26, 2005, FH Partners LLC and Bank of Scotland entered into the FH Partners Credit Agreement which provided a $50,000,000 revolving loan facility to be used to finance portfolio and asset purchases made by FH Partners LLC. The FH Partners Credit Agreement was amended on August 22, 2007, to increase the maximum loan amount under the revolving loan facility to $100,000,000. The FH Partners Credit Agreement is secured by all of the assets of FH Partners LLC. The obligations of FH Partners LLC under the FH Partners Credit Agreement are guaranteed by FirstCity and the primary wholly-owned subsidiaries of FirstCity.

On September 5, 2007, FirstCity and BoS(USA), Inc. entered into the Subordinated Credit Agreement which provides a $25,000,000 loan facility to FirstCity. This $25,000,000 loan facility can be used to finance equity investments in new ventures approved by BoS(USA) Inc. to be funded under the facility, the senior debt and equity portion of portfolio and asset purchases, to provide for the issuance of letters of credit and for working capital loans. The Subordinated Credit Agreement is secured by all of the assets of FirstCity and certain of its wholly-owned subsidiaries and is guaranteed by certain of the wholly-owned subsidiaries.

In December 2002, in connection with an exchange offer to the holders of FirstCity’s New Preferred Stock, BoS-UK provided a non-recourse loan in the amount of $16,000,000 to FirstCity, which was used to pay the cash portion of the exchange offer to the holders of the New Preferred Stock, to pay expenses of the exchange offer and recapitalization, and to reduce FirstCity’s debt to Bank of Scotland and BoS (USA) Inc. (the “Senior Lenders”). The $16,000,000 loan was secured by a 20% interest in Drive Financial Services LP (“Drive”) (64.51% of FirstCity’s remaining 31% interest in Drive) and other assets of FirstCity Consumer Corporation (“Consumer Corp.”) as were necessary and only to the extent to allow BoS-UK to realize the security interest in the 20% interest in Drive. In connection with the $16,000,000 loan, FirstCity agreed to pay a contingent fee to BoS-UK equal to 20% of all amounts received by FirstCity and Consumer Corp. upon any sale of the 20% interest in Drive or any receipt of distributions from Drive related to the 20% ownership interest, once such payments exceeded $16,000,000 in the aggregate. The outstanding principal and accrued interest of $16,003,947 under the $16,000,000 loan was paid in full on November 1, 2004, in connection with the sale of the 31% beneficial interest in Drive.

On November 1, 2004, FirstCity and certain of its subsidiaries completed the sale of a 31% beneficial ownership interest in Drive and its general partner, Drive GP LLC, to IFA Drive GP Holdings LLC (“IFA-GP”), IFA Drive LP Holdings LLC (“IFA-LP”) and Drive Management LP (“MG-LP”) for a total purchase price of $108,478,300 in cash, which resulted in distributions and payments to FirstCity and Consumer Corp. in the aggregate amount of $86,800,000 in cash, from various sources. As is noted above, the proceeds of the sale were used in part to pay indebtedness owed to the Senior Lenders and BoS-UK.

BoS(USA) Inc. has a warrant to purchase 425,000 shares of FirstCity’s voting Common Stock at $2.3125 per share, which is subject to adjustment in the number of shares in the event of certain changes in the Common Stock, grants of options or issuance of convertible securities by FirstCity or certain corporate changes or reorganizations.  The warrant will expire on August 31, 2010, if it is not exercised prior to that date.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

                (d)           Exhibits.

10.1	Amendment and Consent No. 21 dated May 8, 2008 between FirstCity Financial Corporation and Bank of Scotland

10.2.	Amendment and Consent No. 8 dated May 8, 2008 between FirstCity Financial Corporation and BoS (USA) Inc.

10.3	Amendment and Consent No. 5 dated May 8, 2008 between FH Partners LLC and Bank of Scotland

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

Date: May 14, 2008	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1               Amendment and Consent No. 21 dated May 8, 2008 between FirstCity Financial Corporation and Bank of Scotland

10.2.            Amendment and Consent No. 8 dated May 8, 2008 between FirstCity Financial Corporation and BoS (USA) Inc.

10.3               Amendment and Consent No. 5 dated May 8, 2008 between FH Partners LLC and Bank of Scotland